UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2010

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On October 13, 2010, Guess?, Inc. (the “Company”) announced the appointment of J. Michael Prince as Chief Operating Officer of the Company, effective November 15, 2010.

Mr. Prince, age 39, is joining the Company from Nike, Inc., where he served since 2009 as Chief Financial Officer of the Nike Affiliates division, which manages a portfolio of global lifestyle and sports brands.  Mr. Prince held the same position for Converse, Inc., a Nike subsidiary, from 2006 to 2009, and was previously the Vice President of Finance for Converse, Inc. from 2005 to 2006.  Mr. Prince’s other experience includes serving as the Vice President, Corporate Finance at BancFirst Corporation from 2003 to 2005 and as a Senior Auditor with PricewaterhouseCoopers, LLP from 1993 to 1997.  Mr. Prince received a Masters of Business Administration degree from the Fuqua School of Business at Duke University.

In connection with his appointment as Chief Operating Officer of the Company, Mr. Prince will receive a base salary of $450,000 per year and will have an annual target cash bonus opportunity equal to 40% of his base salary and an annual target equity award opportunity (made up of a combination of stock options and restricted stock awards) equal to 60% of his base salary, each determined in accordance with the Company’s executive incentive program.  Mr. Prince will also be eligible to participate in the Company’s 401(k) plan and Deferred Compensation Plan and will be entitled to receive other benefits normally provided to senior executives, including participation in health, disability and life insurance programs maintained by the Company.  In addition, Mr. Prince will receive a car allowance of $800 per month and certain relocation expenses incurred as a result of his relocation to the Los Angeles area.  In connection with his appointment, Mr. Prince will also receive an initial equity award of 10,000 shares of restricted stock of the Company and options to purchase 25,000 shares of common stock of the Company.  Both the restricted stock and the options will vest in four equal installments on each of the first four anniversaries of the date of grant.  The options will have an exercise price equal to the closing price of the Company’s common stock on the date of grant.

There are no family relationships between Mr. Prince and any director or executive officer of the Company and Mr. Prince does not have a direct or indirect material interest in any transaction or arrangement in which the Company is a participant.

A copy of the press release announcing the appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Guess?, Inc. dated October 13, 2010 (appointment of Chief Operating Officer)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2010	GUESS?, INC.

	By:	/s/ Dennis R. Secor

Dennis R. Secor Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Guess?, Inc. dated October 13, 2010 (appointment of Chief Operating Officer)